Exhibit 10.23
Chromcraft Revington
Employee Stock Ownership And Savings Plan —
Esop Component Trust

i

ii

Chromcraft Revington
Employee Stock Ownership and Savings Plan —
Esop Component Trust
THIS AGREEMENT is made and entered into this 13th day of May, 2010, but effective as of February 1, 2010, by and between Chromcraft Revington (the “Company”), and Reliance Trust Company, acting in its fiduciary capacity as Trustee (the “Trustee”).
W I T N E S S E T H:
WHEREAS, the Company is the sponsor of the Chromcraft Revington Employee Stock Ownership Plan (the “ESOP”); and
WHEREAS, the Chromcraft Revington Savings Plan was merged with and into the ESOP, effective as of December 31, 2009, which was renamed the Chromcraft Revington Employee Stock Ownership and Savings Plan (the “Plan”); and
WHEREAS, the Plan consists of the following two components: (i) a stock bonus plan and money purchase plan qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”) which is designed to invest primarily in qualifying employer securities, as defined in Code Section 409(l) (“Company Stock”), and which meets the requirements of Code Section 4975(e)(7), and Section 407(d)(6) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), applicable to employee stock ownership plans (the “ESOP Component”), and (ii) a qualified cash or deferred arrangement described in Code Section 401(k), no part of which can be invested in Company Stock and which is therefore not an employee stock ownership plan (the “401(k) Component”); and
WHEREAS, the Company has appointed Reliance Trust Company as the trustee of the ESOP Component effective as of February 1, 2010; and
WHEREAS, the Company has also determined to restate the Chromcraft Revington Employee Stock Ownership Trust and to rename it the Chromcraft Revington Employee Stock Ownership and Savings Plan — ESOP Component Trust;
NOW, THEREFORE, pursuant to the authority delegated to the undersigned officers of the Company by resolution of the Board, IT IS AGREED, by and between the parties hereto, that the trust provisions contained herein will constitute the agreement between the Company and the Trustee in connection with the ESOP Component of the Plan, effective as of February 1, 2010; and

IT IS FURTHER AGREED, by and between the parties hereto as follows:
Article One
Title, Annual Accounting Period and Defined Terms
Section 1.1 Title. The Trust established pursuant hereto will be known as the Chromcraft Revington Employee Stock Ownership and Savings Plan — ESOP Component Trust.
Section 1.2 Accounting Period. The annual accounting period for the Trust established by this Trust Agreement will be the twelve-month period commencing January 1 and ended December 31 (the Plan and limitation years under the Plan).
Section 1.3 Defined Terms. Unless otherwise indicated in this Trust Agreement, capitalized terms will have the same meaning as stated in the Plan.
Article Two
Management and Control of Trust Assets
Section 2.1 The Trust. The Trust as of any date means all property of every kind then held by the Trustee in accordance with this Trust Agreement. The Trustee or its agents may hold, manage, invest and account for all contributions made by the Company to the ESOP Component as one Trust, and any earnings on those contributions, in accordance with the terms and conditions of this Trust Agreement. If, for any reason, it becomes necessary to determine the portion of the ESOP Component allocable to each of the Participants and Inactive Participants as of any date, the ESOP Committee (the “Committee”) will specify such date as an Accounting Date. After all adjustments required under the ESOP Component as of that Accounting Date have been made, the portion attributable to each Participant and Inactive Participant will be determined by the Committee, and will consist of an amount equal to the aggregate of the ESOP Account balances of each Participant and Inactive Participant plus an amount equal to any allocable contributions made by the Company since the immediately preceding Accounting Date.
Section 2.2 Limitation of Responsibilities of Trustee. The Trustee will not be responsible in any way for the adequacy of the Trust to meet and discharge any or all liabilities under the Plan or for the proper application of distributions made or other action taken upon the written direction of the Committee. The powers, duties and responsibilities of the Trustee will be limited to those set forth in this Trust Agreement, and nothing contained in the Plan, either expressly or by implication, will be deemed to impose any additional powers, duties or responsibilities on the Trustee.
Section 2.3 General Duties and Powers. Subject to the provisions of Sections 2.6 and 2.7 and Article Three, with respect to the Trust, the Trustee will have the following powers, rights and duties in addition to those provided elsewhere in this Trust Agreement or by law:
(a)
Receive and Hold Contributions. To receive and hold all contributions paid to it under the ESOP Component; provided, however, that the Trustee will have no right, duty or obligation to require or demand that any contributions or distributions be made to it by the Company or to determine that the contributions received by it comply with the provisions of the Plan or with any resolution of the Board providing therefor.

(b)
Retain Cash. As directed by the Committee, to retain in cash (pending investment, reinvestment or the distribution of dividends) such reasonable amount as may be required for the proper administration of the Trust and to invest such cash as provided in Section 3.2.

(c)
Make Distributions. To make distributions from the Trust to such persons, in such manner, at such times and in such forms (Company Stock, cash or property, or a combination of each) as directed by the Committee without inquiring as to whether a payee is entitled to the payment, or as to whether a payment is proper, and without liability for a payment made in good faith without actual notice or knowledge of the changed condition or status of the payee. If any payment of benefits made from the Trust by the Trustee is not claimed, the Trustee will notify the Committee of that fact promptly. The Trustee will dispose of such payments as the Committee directs. The Trustee will have no obligation to search for or ascertain the whereabouts of any payee or distributee of benefits from the Trust.

(d)
Vote Stocks. To vote any stocks (including Company Stock, which will be voted as directed by the Committee, as provided in the Plan, as it may be amended from time to time), bonds or other securities held in the Trust, or otherwise consent to or request any action on the part of the issuer in person, by proxy or power of attorney.

(e)
Buy and Sell Company Stock. As directed by the Committee, to contract or otherwise enter into transactions between itself, as Trustee, and the Company, any Company shareholder or any third-party, for the purpose of acquiring or selling Company Stock and, subject to the provisions of Section 2.6, to retain such Company Stock.

(f)	Handle Claims. To compromise, contest, arbitrate, settle or abandon claims and demands by or against the Trust.
(g)
Handle Litigation. To begin, maintain or defend any litigation necessary in connection with the investment, reinvestment and administration of the Trust, and, to the extent not paid from the Trust, pursuant and subject to Section 4.11, the Company will indemnify the Trustee against all expenses and liabilities reasonably sustained or anticipated by it by reason thereof (including reasonable attorneys’ fees).

(h)
Retain Assets. To retain any funds or property subject to any dispute without liability for the payment of interest, or to decline to make payment or delivery thereof until final adjudication is made by a court of competent jurisdiction.

(i)
Report Net Worth of Trust. To report to the Company as of the last day of each Plan Year, as of any other Accounting Date (or as soon thereafter as practicable) or at such other times as may be required under the Plan or by the Committee, the then “Net Worth” of the Trust, which is defined as the fair market value of all property held in the Trust, reduced by any liabilities other than liabilities to Participants and Inactive Participants and their Beneficiaries, as determined by the Trustee.

(j)
File Annual Accountings. To furnish to the Company an annual written account and accounts for such other periods as may be required under the Plan, showing the Net Worth of the Trust at the end of the period, all investments, receipts, disbursements and other transactions made by the Trustee during the period, and such other information as the Trustee may possess which the Company requires in order to comply with Section 103 of ERISA. The Trustee will keep accurate accounts of all investments, earnings thereon, and all accounts, books and records related to such investments will be open to inspection by any person designated by the Company or the Committee. All accounts of the Trustee will be kept on an accrual basis. If, during the term of this Trust Agreement, the Department of Labor issues regulations under ERISA regarding the valuation of securities or other assets for purposes of the reports required by ERISA, the Trustee will use such valuation methods for purposes of the accounts described by this subsection. If shares of Company Stock are not traded with sufficient volume or frequency, as determined by the Trustee, to be considered readily tradable on a national securities market or exchange, all valuations of shares of Company Stock will originally be made by an “Independent Appraiser” (as described in Code Section 401(a)(28)(C)) retained by the Trustee, and reviewed and finalized by the Trustee in accordance with ERISA Section 3(18)(B). The Company or the Committee may approve such accounting by written notice of approval delivered to the Trustee or by failure to express objection to such accounting in writing delivered to the Trustee within 90 days from the date upon which the accounting was delivered to the Company. Upon the receipt of a written approval of the accounting, or upon the passage of the period of time within which objection may be filed without written objections having been delivered to the Trustee, such accounting will be deemed to be approved, and the Trustee will be released and discharged as to all items, matters and things set forth in such account, as fully as if such accounting had been settled and allowed by decree of a court of competent jurisdiction in an action or proceeding in which the Trustee, the Company and all persons having or claiming to have any interest in the Trust or under the Plan were parties.

(k)
Pay Taxes. As directed by the Committee, to pay any estate, inheritance, income or other tax, charge or assessment attributable to any benefit which it will or may be required to pay out of such benefit; and to require before making any payment such release or other document from any taxing authority and such indemnity from the intended payee as the Trustee will deem necessary for its protection.

(l)
Employ Advisors. To employ and to reasonably rely upon information and advice furnished by agents, attorneys, accountants or other persons of its choice for such purposes as the Trustee considers desirable.

(m)
Assume Qualified Status of Plan and Trust. To assume, until advised in writing to the contrary, that the Trust evidenced by this Trust Agreement is qualified under Code Section 401(a) and is entitled to exemption from tax under Code Section 501(a).

(n)
Invest Trust Assets. To invest and reinvest the assets of the Trust, upon direction from the Committee, in personal property of any kind, including, but not limited to, bonds, notes, debentures, mortgages, equipment trust certificates, investment trust certificates, guaranteed investment contracts, preferred or common stock, common or collective trust funds, and registered investment companies; provided, however, that all investments in Company Stock will be undertaken pursuant to the provisions of Article Three.

(o)
Exercise Rights With Respect to Securities. As directed by the Committee, to exercise any options, subscription rights, calls and other privileges with respect to Trust assets (including Company Stock), or assign such rights, subject to the provisions of Article Three.

(p)
Register Ownership of Trust Assets. To register ownership of any securities or other property held by it in its own name or in the name of a nominee, with or without the addition of words indicating that such securities are held in a fiduciary capacity, and may hold any securities in bearer form, but the books and records of the Trustee will at all times reflect that all such investments are part of the Trust.

(q)
Incur Exempt Loans. As directed by the Committee, to incur a Loan and to borrow such sum or sums from time to time as the Trustee considers necessary or desirable and in the best interest of the Participants and their Beneficiaries, to purchase Company Stock, and for that purpose to pledge the Company Stock so purchased (subject to the provisions of Code Section 4975(c) and the regulations issued thereunder).

(r)
Use of Clearing Corporation. To deposit securities with a clearing corporation as defined in Article 8 of the Delaware Uniform Commercial Code. The certificates representing securities, including those in bearer form, may be held in bulk form with, and may be merged into, certificates of the same class of the same issuer which constitute assets of other accounts or owners, without certification as to the ownership attached. Utilization of a book-entry system may be made for the transfer or pledge of securities held by the Trustee or by a clearing corporation. The Trustee will at all times, however, maintain a separate and distinct record of the securities owned by the Trust.

(s)
Use of Federal Book-Entry Account System. To participate in and use the Federal Book-Entry Account System, a service provided by the Federal Reserve Bank for its member banks for deposit of Treasury securities.

(t)
Receive and Hold Trust Earnings. To receive and hold in the Trust earnings, dividends (including Cash Dividends on Company Stock), distributions and other payments or adjustments to the assets in the Trust. In the case of Cash Dividends on Company Stock, the Committee will instruct the Trustee to use such dividends to: (i) make payments on a Loan incurred by the Trustee the proceeds of which were used to purchase the shares of Company Stock on which the dividends were paid; (ii) allocate such dividends to Participants’ Other Investments Accounts; (iii) pay the expenses of administering the Plan; or (iv) any combination thereof, as provided in the Plan.

(u)	Accept Assignments. To accept an assignment of the assignor’s option or right to purchase shares of Company Stock.
(v)	Perform Other Acts. To perform any and all other acts which are necessary or appropriate for the proper management, investment and distribution of the Trust.
Section 2.4 Compensation and Expenses. The Trustee will be entitled to reasonable compensation for its services, as agreed to between the Company and the Trustee from time to time in writing. The Trustee will also be entitled to reimbursement of all reasonable expenses incurred by the Trustee in the administration of the Trust. The Trustee is authorized to pay from the Trust all expenses of administering the ESOP Component and the Trust which are properly payable by the Plan and Trust, including, if applicable, its compensation and any accounting and legal expenses, to the extent they are not paid directly by the Company. The payment of ESOP Component and Trust fees and expenses will include the reimbursement of the Company for fees and expenses paid by the Company on behalf of the ESOP Component and the Trust which are properly payable by the Plan and Trust. Such fees and expenses (or the portion thereof properly allocable to the ESOP Component) will include, without limitation, the following:
(a)	Trustee and custodial fees.
(b)	Plan administration and record-keeping fees, including (i) allocating contributions, forfeitures and earnings, and (ii) making distributions.
(c)	Discrimination and other testing required by the Code.

(d)	Preparation and distribution of Participant account statements.
(e)	Financial advisory and valuation services, including periodic valuation updates.
(f)	Employee communication services, including publications, materials and meetings.
(g)	Required forms and filings, including (i) Forms 5500 and all related schedules, and (ii) Forms 1099R.
(h)	Preparation of annual plan audit.
(i)	ERISA bond premiums.

(j)	ERISA fiduciary liability insurance premiums (other than that portion of the premiums attributable to the policies’ non-recourse provisions which will be paid by the Company).
(k)
Legal fees, including fees associated with (i) claims for benefits, (ii) interpretation of Plan and Trust provisions, (iii) amendments to the Plan and Trust necessary to retain the Plan’s qualification under Code Section 401(a) and as an “employee stock ownership plan” as described in Code Section 4975(e)(7), (iv) the legal status of the Plan and Trust, and (v) Internal Revenue Service determination letter filings.

(l)
Reimbursement of the Employers for the (i) direct costs they incur in connection with the administration of the ESOP Component, and (ii) payment by the Employers, in the first instance, of the fees and expenses described in subsections (a) through (k) and (m).

(m)	Such other fees and expenses associated with the administration of the Plan which the Employers and the Trustee determine to be properly payable from the Trust.
Notwithstanding the foregoing provisions of this Section or of any provision of this Trust, the Employers may determine, in their sole discretion, to pay directly any of the fees and expenses described in subsections (a) through (k) and (m) above. The Trustee will be fully protected in making payments of administrative expenses pursuant to the written directions of the Committee.
Section 2.5 Procedures for Payment of Fees and Expenses. The Committee and the Trustee may adopt written procedures for payment from the Trust of the fees and expenses associated with the administration of the ESOP Component and the Trust.
Section 2.6 Exercise of Trustee’s Duties. The Trustee will discharge its duties hereunder:
(a)	For the exclusive purpose of:
(i)	providing benefits to Participants and other persons entitled to benefits under the ESOP Component; and
(ii)	defraying reasonable expenses of administering the ESOP Component and the Trust;
(b)
With the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; and

(c)	In accordance with the documents and instruments governing the Plan unless, in the good faith judgment of the Trustee, the documents and instruments are not consistent with the provisions of ERISA.

Section 2.7 Plan Administration. The Plan will be administered by the Committee, as described in the Plan, and the Trustee will have no recordkeeping or administration responsibilities with respect to the Plan. Except as provided in Section 2.3, the Trustee will have no authority to act unless directed by the Committee. The Committee may authorize one or more individuals to sign all communications between the Committee and Trustee and will at all times keep the Trustee advised of the identity of the individuals authorized to sign on behalf of the Committee, and provide specimen signatures thereof. The Trustee will be fully protected in relying on any communication sent by any authorized person and will not be required to verify the accuracy or validity of any signature unless the Trustee has reasonable grounds to doubt its authenticity. If the Trustee requests any directions hereunder and does not receive them, the Trustee will act or refrain from acting, as it may determine, and will be indemnified by the Company for such action or inaction pursuant to Section 4.11.
Section 2.8 Continuation of Powers Upon Trust Termination. Notwithstanding anything to the contrary in this Trust Agreement, upon termination of the Trust, the powers, rights and duties of the Trustee hereunder will continue until all Trust assets have been liquidated and distributed.
Article Three
Contributions and Provisions Related to Investment in Company Stock
Section 3.1 Contributions and Dividends. The Company’s contributions to the ESOP Component will be paid to the Trustee from time to time in accordance with the terms of the Plan. The Company will make contributions or the Company will declare and pay Cash Dividends with respect to Company Stock that, in the aggregate, are adequate to enable the Trustee to satisfy its obligations under any Loan and to fund diversification elections and distributions to Participants, Inactive Participants and Beneficiaries.
Section 3.2 Investment of Cash. If the Company’s contribution made pursuant to the provisions of the Plan for any Plan Year is in cash, such cash will be used by the Trustee, as directed by the Committee, first to make any scheduled payment on a Loan to the extent allowable. If any amounts remain thereafter, or if no Loan is outstanding, the Trustee, as directed by the Committee, may utilize such cash to purchase Company Stock, to make a later-scheduled payment on a Loan on or before the date such payment comes due, to pay the compensation and expenses as provided for in Section 2.4 or to invest as provided below. Subject to the provisions of Section 2.6, any Cash Dividends received by the Trustee on Company Stock held in the Trust will be applied, after the receipt of such Cash Dividends, as determined by the Committee pursuant to the Plan. If directed by the Committee, the Trustee may purchase Company Stock from the Company or from any shareholder, and to the extent allowable such stock may be outstanding, newly issued or reacquired stock. When such stock is not publicly traded, all such purchases must be at a price not in excess of fair market value, as determined by the Trustee, after reference to a written valuation of the Company Stock issued by an Independent Appraiser. Pending investment of cash in Company Stock, such cash may be invested in savings accounts, certificates of deposit, high-grade short-term securities, common or preferred stocks, bonds or other investments, or may be held in cash. Such investments may include any common or collective funds or mutual funds maintained as a short-term investment fund or in other types of short-term investments.

Section 3.3 Stock Dividends, Splits and Other Capital Reorganizations. Any Company Stock received by the Trustee from a stock split or dividend or as a result of a reorganization or other recapitalization of the Company will be allocated by the Committee as of each Accounting Date in proportion to the Company Stock to which it is attributable.
Section 3.4 Voting of Shares. Company Stock held in the Trust will be voted by the Trustee in the manner set forth in the Plan.
Article Four
Miscellaneous
Section 4.1 Disagreement as to Acts. If there is a disagreement between the Trustee and anyone as to any act or transaction reported in any accounting, the Trustee will have the right to have its account settled by a court of competent jurisdiction.
Section 4.2 Persons Dealing with Trustee. No person dealing with the Trustee will be required to see to the application of any money paid or property delivered to the Trustee, or to determine whether or not the Trustee is acting pursuant to any authority granted to it under this Trust Agreement or the Plan.
Section 4.3 Nonalienation of Benefits. Except as may be required by the tax withholding provisions of a federal, state or municipal tax act or pursuant to a qualified domestic relations order (as that term is defined in Code Section 414(p)) or pursuant to a judgment or settlement described in Code Section 401(a)(13)(C), benefits payable from the Trust are not subject in any manner to sale, transfer, assignment, pledge, encumbrance, garnishment or levy of any kind, either voluntary or involuntary, prior to actually being received by the person entitled to the benefit under the terms of the Plan; and any attempt to sell, transfer, assign, pledge, encumber or otherwise dispose of any right to benefits payable hereunder will be void. The Trust fund will not be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits under the Plan.
Section 4.4 Evidence. Evidence required of anyone under this Trust Agreement may be by certificate, affidavit, document or other instrument which the person acting in reliance thereon considers pertinent and reliable, and signed, made or presented by the proper party.
Section 4.5 Waiver of Notice. Any notice required under this Trust Agreement may be waived in writing by the person entitled thereto.
Section 4.6 Counterparts. This Trust Agreement may be executed in any number of counterparts, each of which will be deemed an original and no other counterparts need be produced.
Section 4.7 Governing Laws and Severability. This Trust Agreement will be construed and administered according to the laws of the State of Indiana, without regard to the choice of law principles thereof, to the extent that such laws are not preempted by the laws of the United States of America. If any provision of this Trust Agreement is held illegal or invalid, the illegality or invalidity will not affect the remaining provisions of the Trust Agreement, but will be severable, and the Trust Agreement will be construed and enforced as if the illegal or invalid provision had never been inserted herein.

Section 4.8 Successors, Etc. This Trust Agreement will be binding on the Company, and any successor thereto by virtue of any merger, sale, dissolution, consolidation or reorganization, on the Trustee and its successor and on all persons entitled to benefits under the Plan and their respective heirs and legal representatives.
Section 4.9 Action. Any action required or permitted to be taken by the Company or the Committee under this Trust Agreement will be by resolution of the Board or the Committee. The Trustee will not recognize or take notice of any appointment of any representative of the Company or Committee unless and until the Company or the Committee has notified the Trustee in writing of such appointment and the extent of such representative’s authority. The Trustee may assume that such appointment and authority continue in effect until it receives written notice to the contrary from the Company or Committee. Any action taken or omitted to be taken by the Trustee by authority of any representative of the Company or Committee within the scope of its authority will be as effective for all purposes hereof as if such action or nonaction had been authorized by the Company or Committee.
Section 4.10 Conformance With Plan. To the extent the provisions of the Plan and this Trust Agreement conflict, the provisions of the Plan will govern; provided however, that the Trustee’s rights, duties and obligations will be determined solely under this Trust Agreement.
Section 4.11 Indemnity of Trustee. Any other provision of the Plan or this Trust Agreement notwithstanding, the Trustee will have no duty or authority to question or challenge any fact represented or any direction or advice given to the Trustee by the Company, the Committee, or their respective officers, employees, agents or representatives unless clearly erroneous on its face. The Company will indemnify and hold the Trustee harmless from and against any and all claims, demands, damages, cost and expenses incurred, but not limited to, the Trustee’s reasonable attorneys’ fees, relating to or arising out of: (i) any act or omission by the Trustee in reliance upon any such fact, direction, or advice; or (ii) the acquisition, retention or disposition of Company Stock, including but not limited to, any liability arising under federal or state securities laws, it being understood and agreed that the Company will have complete and absolute responsibility to insure that the Company Stock and all transactions involving Company Stock comply with applicable federal and state securities laws. The Company further agrees to indemnify the Trustee and hold it harmless (and, at the Trustee’s election, defend the Trustee) from and against all claims, liabilities, losses, costs and expenses (including legal fees and expenses) that may be imposed on, incurred by or asserted against it by reason of the Trustee’s:
(a)	Complying with directions of the Committee, or
(b)
Taking or refraining from taking any action in connection with the Plan or this Trust Agreement, whether the Trustee is a party to a legal proceeding or otherwise; provided that the Trustee did not act dishonestly or in willful or negligent violation of pertinent law or regulation or duty imposed by the Trust.

Any and all taxes, expenses (including, but not limited to, the Trustee’s compensation) and costs of litigation relating to or concerning the adoption, administration and termination of the Trust shall, if not properly paid by the Trust, be borne and promptly paid by the Company.
The indemnification provisions of this Section do not relieve the Trustee from any liability it has under ERISA for breach of fiduciary duty. The right to indemnification under this Section is conditioned upon the Trustee’s notifying the Company of the claim of liability within 30 days of the notice of that claim and offering the Company the right to participate in and control the settlement and defense of the claim.
Section 4.12 Headings. The headings of sections of this Trust Agreement are for convenience of reference only and will have no substantive effect on the provisions of this Trust Agreement.
Article Five
No Reversion to Company
No part of the corpus or income of the Trust will revert to the Company or be used for, or diverted to, purposes other than for the exclusive benefit of Participants and other persons entitled to benefits under the Plan, provided, however, that:
(a)
Termination of Plan. If, upon termination of the Plan, any amounts are held in a “Code Section 415 limitation account” and such amounts may not be credited to the Accounts, such amounts, upon the written direction of the Committee, will be returned to the Company as soon as practicable after the termination of the Plan.

(b)
Nondeductibility of Contributions. Company contributions under the Plan are conditioned upon the deductibility thereof under Code Section 404; and, to the extent any such deduction of the Company is disallowed, the Trustee will, upon the written direction of the Committee, return the amount of the contribution (to the extent disallowed), reduced by the amount of any losses thereon, to the Company within one year after the date the deduction is disallowed.

(c)
Contributions by Mistake of Fact. If a contribution or any portion thereof is made by the Company by a mistake of fact, the Trustee will, upon written direction of the Committee, return the amount of the contribution or such portion, reduced by the amount of any losses thereon, to the Company within one year after the date of payment to the Trustee. Notwithstanding the foregoing, the Trustee has no responsibility as to the sufficiency of the Trust to provide any distribution to the Company under this Article.

Article Six
Change of Trustee
Section 6.1 Resignation. The Trustee may resign at any time by giving not less than 30 days’ prior written notice to the Company and the Committee.
Section 6.2 Removal. The Company, through action of the Board, may remove the Trustee by giving not less than 30 days’ prior written notice to the Trustee, subject to providing the removed Trustee with satisfactory written evidence of the appointment of a successor Trustee and of the successor Trustee’s acceptance of the trusteeship.
Section 6.3 Duties of Resigning or Removed Trustee and of Successor Trustee. If the Trustee resigns or is removed, it will promptly transfer and deliver the assets of the Trust to the successor Trustee, and may reserve such amount to provide for the payment of all fees, expenses and taxes then or thereafter chargeable against the Trust, to the extent not previously paid by the Company. The Company will reimburse the Trust for any amount reserved by the Trustee. Within 120 days, the resigned or removed Trustee will furnish to the Company and the successor Trustee an account of its administration of the Trust and the date of its last account. Each successor Trustee will succeed to the title to the Trust vested in its predecessor without the signing or filing of any further instrument, but any resigning or removed Trustee will execute all documents and do all acts necessary to vest such title or record in any successor Trustee. Each successor will have all the powers, rights and duties conferred by this Trust Agreement as if originally named Trustee. No successor Trustee will be personally liable for any act or failure to act of a predecessor Trustee and no predecessor Trustee will be liable for any act of a successor trustee. With the approval of the Committee, a successor Trustee may accept the account rendered and the property delivered to it by its predecessor Trustee as a full and complete discharge to the predecessor Trustee without incurring any liability or responsibility for so doing.
Section 6.4 Filling Trustee Vacancy. The Board may fill a vacancy in the office of Trustee as soon as practicable by a writing filed with the individual or entity appointed to fill the vacancy.
Article Seven
Additional Employers
Section 7.1 Additional Employers. Any Affiliate (as defined below) may become a party to this Trust Agreement by:
(a)	Filing with the Company and the Trustee a certified copy of a resolution of its board of directors to that effect; and
(b)	Filing with the Trustee a certified copy of a resolution of the Board consenting to such action.
An “Affiliate” is any corporation, trade or business during any period in which it is, along with the Company, a member of a controlled group of corporations, a group of trades or business under common control or an affiliated service group, as described in Code Sections 414(b), 414(c) and 414(m), respectively, or as described in regulations issued by the Secretary of the Treasury or his delegate pursuant to Code Section 414(o).

Article Eight
Amendment, Termination and Merger
Section 8.1 Amendment. The Company reserves the right to amend this Trust Agreement at any time by action of the Board, except that no amendment can change the rights, duties or liabilities of the Trustee without its prior written agreement, or reduce the benefits of a Participant to less than the amount such Participant would be entitled to receive if he had resigned from the employ of the Company and all of the Affiliates on the date of the amendment. Unless otherwise provided in an amendment, amendments to this Trust Agreement will be effective upon execution by the Company and the Trustee.
Section 8.2 Termination. The Trust may be terminated on any date specified by the Company. The Trust will terminate on the first to occur of the following:
(a)	The date it is terminated by the Company;
(b)	The date the Company’s contributions to the Trust are completely discontinued; or
(c)	The date the Company is judicially declared bankrupt under Chapter 7 of the U. S. Bankruptcy Code.
The Trustee’s powers upon termination, as described above, will continue until liquidation and complete distribution of the Trust. Upon termination of the Trust, the Trustee will first reserve such reasonable amounts as it may deem necessary to provide for the payment of any expenses, fees or taxes then or thereafter chargeable to the Trust including any Loans taken by the Trust pursuant to Section 2.3(q), which will be fully paid with the proceeds of the sale of assets of the Trust. Subject to such reserve, the balance of the Trust will be liquidated and distributed by the Trustee to or for the benefit of Participants, Inactive Participants and their Beneficiaries, as directed by the Committee, after compliance with the applicable requirements of the Code and ERISA, accompanied by a certification to the effect that the disposition is in accordance with the terms of the Plan and the Trustee need not question the propriety of such certification. The Company will have full responsibility to see that such distribution is proper and within the terms of the Plan and this Trust Agreement.
Section 8.3 Merger. The Company may merge (i) the Trust with and into the trust of another plan which meets the requirements of Code Sections 401(a) and 501(a), or (ii) the trust of another plan which meets the requirements of Code Sections 401(a) and 501(a) with and into the Trust at any time with the prior written approval of the Trustee, which approval will not be unreasonably withheld.

Signatures
IN WITNESS WHEREOF, the Company has caused this Trust Agreement to be executed by its officers thereunder duly authorized as of the day and year first above written, and the Trustee has executed this Trust Agreement to evidence its acceptance of the Trust this 13th day of May, 2010, but effective as of February 1, 2010.

CHROMCRAFT REVINGTON, INC.
By:	/s/ Ronald H. Butler
Ronald H. Butler, Chairman of the Board
And Chief Executive Officer

ATTEST:

By:	/s/ Myron Hamas
Myron Hamas, Corporate Secretary

RELIANCE TRUST COMPANY
By:	/s/ Stephen A. Martin
Stephen A. Martin, Senior Vice President

ATTEST:

By:	/s/ Howard L. Kaplan
Its:	Senior Vice President